UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2019

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 E. Foothill Blvd.
Pasadena,	California	91107	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2019, Green Dot Corporation (the “Company”) announced that, as part of an orderly succession and transition plan, the Company’s founder, Steven W. Streit, has announced his retirement as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company, in each case, effective as of December 31, 2019. Mr. Streit will transition into the independent advisory role of Chief Innovation Officer, effective as of December 31, 2019.
In connection with the foregoing, the Board has appointed William I. Jacobs, the Chairman of the Board, as interim Chief Executive Officer, and J. Chris Brewster, a member of the Board, as interim President, in each case, effective as of December 31, 2019.
The Company also announced that, on December 18, 2019, Mark L. Shifke has announced his retirement as Chief Financial Officer, effective as of December 31, 2019. Mr. Shifke will provide consulting services to the Company for a period of up to 12 months following the date of his retirement in accordance with the Company’s transition and succession plans and his amended and restated employment agreement with the Company. The Board has appointed Jess Unruh, the Company’s Chief Accounting Officer, as interim Chief Financial Officer, effective as of December 31, 2019.
William I. Jacobs has served as Chairman of the Board of the Company since June 2016, and as a member of the Board since April 2016. He served as the Chairman of the Board of Directors of Global Payments, Inc., a payment processing services company, from June 2014 until September 2019. In addition, he served as Lead Independent Director of that company from 2003 to May 2014. He has also served as one of its business advisors since August 2002. Mr. Jacobs previously served on that company’s Audit Committee, Compensation Committee (including as its Chair) and Governance and Nominating Committee. Prior to joining Global Payments, Mr. Jacobs served as Managing Director and Chief Financial Officer of The New Power Company, a retail energy company, from 2000 to 2002. From 1995 to 2000, Mr. Jacobs served in senior roles at MasterCard International, including serving as its Senior Executive Vice President, Strategic Ventures from 1999 to 2000 and as its Executive Vice President, Global Resources from 1995 to 1999. Prior to MasterCard, Mr. Jacobs served as Executive Vice President, Chief Operating Officer of Financial Security Assurance, Inc., a bond insurance company, from 1984 to 1994. Mr. Jacobs also previously served on the board of directors of Asset Acceptance Capital Corp., a publicly-traded debt collection company, from 2004 to June 2013, when that company merged with Encore Capital Group, Inc. He also served as a member of the board of directors of Investment Technology Group, Inc., a publicly-traded electronic trading resources company, from June 1994 to March 2008 and Alpharma, Inc., a publicly-traded specialty pharmaceutical company, from May 2002 to May 2006. In addition to serving as Chairman of the Board, Mr. Jacobs currently serves on the board of directors of a private company and serves as an operating partner of a private equity firm. Mr. Jacobs holds a B.S. degree in business administration from The American University and a J.D. from The Washington College of Law of The American University.
J. Chris Brewster has been a member of the Board since April 2016. Mr. Brewster was the Chief Financial Officer of Cardtronics, Inc., a provider of automated consumer financial services through ATMs and other devices, from February 2004 until February 2016, when he transitioned to an executive advisor to that company and then served in that capacity until February 2017. Prior to joining Cardtronics, from September 2002 until February 2004, Mr. Brewster provided consulting services to various businesses. From October 2001 until September 2002, Mr. Brewster served as Executive Vice President and Chief Financial Officer of Imperial Sugar Company, a publicly-traded refiner and marketer of sugar and related products. From March 2000 to September 2001, Mr. Brewster served as Chief Executive Officer and Chief Financial Officer of WorldOil.com, a privately-held internet, trade magazine, book and catalog publishing business. From January 1997 to February 2000, Mr. Brewster served as a partner of Bellmeade Capital Partners, LLC, a merchant banking firm specializing in the consolidation of fragmented industries. From March 1992 to September 1996, Mr. Brewster served as Chief Financial Officer of Sanifill, Inc., a publicly-traded environmental services company. From May 1984 to March 1992, Mr. Brewster served as Chief Financial Officer of National Convenience Stores, Inc., a publicly-traded operator of 1,100 convenience stores. He also serves as Chairman of the Audit Committee of the board of directors of R3, LLC, and Chairman of the Audit Committee of the board of directors of Merchantwise, LLC, both of which are privately-held financial technology companies. Mr. Brewster holds a B.S. degree in industrial management from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard Business School.
Prior to his appointment as interim Chief Financial Officer, Mr. Unruh has served as the Company’s Chief Accounting Officer since May 2015 and Operational Chief Financial Officer since October 2016. From July 2013 to May 2015, he served as Vice President, Financial Reporting, and from July 2009 to June 2013, he served as the Company’s Director, Accounting Projects. Prior to joining the Company, Mr. Unruh served in the audit practice at Ernst & Young LLP, an accounting firm, from 2003 to April 2009. Mr. Unruh holds B.S. degrees in accounting and business administration from the University of Southern California.
The impact of these new positions on the existing compensation arrangements with each of Messrs. Jacobs, Brewster and Unruh has not yet been determined by the Company.
In addition to the payments required to be made to Mr. Streit under his employment letter agreement with the Company, dated September 16, 2016, the Company agreed to pay Mr. Streit $59,375 per month over the 24-month, post-termination advisory services period thereunder in exchange for, among other things, his continued advisory services as the Company’s Chief Innovation Officer and a modified release of claims, including forfeiture of all unvested equity-based compensation awards.
A copy of the Company’s press release related to the foregoing matters is attached hereto as Exhibit 99.01. The information in Exhibit 99.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibits

99.01	Press release, dated December 18, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: December 18, 2019